RETIREMENT BENEFIT AGREEMENT

     This Retirement Benefit Agreement (the "Agreement") is entered into on this 14th day of March, 1995 (the "Effective Date") by and between:

                            Mylan Laboratories Inc.,
                           a Pennsylvania Corporation,
                             with offices located at
                            781 Chestnut Ridge Road,
                              Morgantown, WV 26505
                           (hereinafter referred to as
                             "Mylan" or "Company").

     and

                                John P. O'Donnell,
                              an employee of Mylan
                                 who resides at
                                24 Heather Drive
                              Morgantown, WV 26505
                           (hereinafter referred to as
                           "Employee" or "O'Donnell").

     WHEREAS the Company and Employee, in recognition of Employee 's long and valuable contribution to the success of the Company, entered into a Salary Continuation Agreement on April 1, 1989; and

     WHEREAS Employee  continues to perform  valuable  services for the Company;
and

     WHEREAS in recognition of his continuing service to Mylan, the Company wishes to provide Employee with financial assistance with respect to certain Contingencies, in addition to that provided for in said April 1, 1989 Agreement; and

     WHEREAS the Company and Employee wish to RESCIND, and to REPLACE said Salary Continuation Agreement with this Agreement;


     WITNESSETH THEREFORE that in consideration of the additional benefits provided for hereunder, the premises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Employee, intending to be legally bound, agree as follows:



I.   DEFINITIONS

          Whenever used in the Agreement the following terms shall be defined as follows:

     (a) "Advisor" or "Advisors" shall mean with respect to Employee any person including lawyers, accountants, estate planners and others, with whom he may wish to review and discuss the matters set forth herein.

     (b) "Agreement" shall mean this Retirement Benefit Agreement which is entered into on the 14th day of March, 1995.

     (c) "At-Will" shall mean with respect to the period of DeBone's employment with Mylan, that the Company is under no obligation to continue to employ DeBone for any period of time, and can terminate his employment at any time without notice, subject to certain statutory and regulatory requirements; and that Employee is under no obligation to remain employed by the Company, and can terminate his employment with Mylan at any time, without notice.

     (d)  "Change of Control" shall mean:

          (1) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company (within the meaning of Rule 13d-3 promulgated under the Exchange Act), or legal ownership of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

          (2) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (3) Approval by the shareholders of the Company of a reorganization, merger, consolidation, or other action with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation, or other action do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or of the sale of all or substantially all of the assets of the Company.

     (e)  "Contingency" shall mean Retirement or death.

     (f)  "Mylan"  or  "Company"  shall  mean  Mylan   Laboratories   Inc.,  its
          subsidiaries and affiliates.

     (g) "Net Present Value" ("NPV") shall mean the present value at any given time of the benefit to be paid, discounted at seven percent (7%) per annum.

     (h) "Party" or "Parties" shall mean the Company or Employee, or both the Company and Employee depending upon which term is required by the context in which it is used.

     (i) "Retire" or "Retirement" shall mean the day and date on which DeBone's employment with the Company is terminated by either Party for any reason other than death of the Employee.

     (j) "Successor" shall mean any person, partnership, limited partnership, joint-venture, corporation, trust or any other entity or organization who, subsequent to the Effective Date, comes into possession of or acquires, either directly or indirectly, all or substantially all of the Company's business, assets or voting stock, or the right to direct the business activities and practices of the Company. B

II.  RESCISSION OF PRIOR AGREEMENT

     The Salary Continuation Agreement entered into by the Parties on April 1, 1989 and any and all other agreements, express or implied, which may have been entered into by them prior to the execution of this Agreement, including by way of example and not of limitation, any agreement which addresses or is related to salary continuation, deferred compensation, employment, or similar matters (excluding agreements related to stock options) are hereby RESCINDED by the mutual consent of the Parties hereto upon execution of this Agreement.

              THEREFORE THE PARTIES ACKNOWLEDGE THAT ANY RIGHTS AND OBLIGATIONS SET FORTH IN ANY SUCH AGREEMENT, WHETHER
           EXPRESS OR IMPLIED, ARE FOREVER WAIVED, NULL AND VOID, AND UNENFORCEABLE AT LAW OR IN EQUITY.




III. RETIREMENT

     3.1 Upon his Retirement from the Company, and if he is eligible to receive payments as provided for elsewhere herein, Employee shall receive an annual retirement benefit equal to the amount set forth below.

     3.2 Should Employee Retire after the Effective Date but on or before March 31, 1996 he shall receive thirty six thousand dollars ($36,000.00) each year for ten (10) years.

     3.3 Should Employee Retire after March 31, 1996 but on or before March 31, 1997 he shall receive seventy thousand dollars ($70,000.00) each year for ten (10) years.

     3.4 Should Employee Retire after March 31, 1997 but on or before March 31, 1998 he shall receive eighty thousand dollars ($80,000.00) each year for ten (10) years.

     3.5 Should Employee Retire after March 31, 1998 but on or before March 31, 1999 he shall receive ninety thousand dollars ($90,000.00) each year for ten (10) years.

     3.6 Should Employee Retire after March 31, 1999 he shall receive one hundred thousand dollars ($100,000.00) each year for ten (10) years.

     3.7 Should Employee become unable to perform the material and substantial duties of his position prior to March 31, 1999, he shall receive, pursuant to 4.1, one hundred thousand dollars ($100,000.00) each year for ten (10) years in lieu of any benefit specified in Sections 3.2 through 3.6 hereof.

     3.8 The Company shall pay the amount due hereunder in equal or substantially equal monthly installments. The first of any such payments shall be made on the first day of the month following the month in which Employee Retires, and each subsequent payment shall be made on the first day of each successive month until Mylan's obligations with respect to such payments have been satisfied.

     3.9 However, upon the written request of the Employee, Mylan may pay to Employee the NPV of any amount, or of the balance of any such amount, to which he is entitled hereunder in a lump-sum payment. If the Company grants the request for a lump sum payment, said payment shall be paid within thirty (30) days of the date of Employee's request.


IV.  CAPACITY TO PERFORM DUTIES

     4.1 The certification of a licensed physician selected by the Company as to Employee's inability to perform the material and substantial duties of his position shall be conclusive with respect to his status regarding the application of 3.7 hereof.

V.   DEATH BENEFIT

     5.1 The Company shall maintain for Employee's benefit during his employment with the Company life insurance policies in the aggregate amount of one million two hundred fifty thousand dollars ($1,250,000.00).

     5.2 If the Employee's death occurs after Retirement, but before having received the entire benefit provided for under Article III hereof, the balance of the payments due thereunder shall be paid to Employee's beneficiary in a lump-sum payment equal to the NPV of the remaining payments.


VI.  EFFECT OF CHANGE OF CONTROL

     6.1 Upon a Change of Control DeBone shall receive, in lieu of the annual payments provided for under Article III, the NPV of One Hundred Thousand Dollars ($100,000.00) per year for ten (10) years; provided DeBone is employed by the Company at or immediately prior to the Change of Control.

     6.2 If a Change of Control occurs after his retirement, but before having received the entire benefit provided for under Article III hereof, the balance of the payments due thereunder shall be paid to Employee in a lump-sum payment equal to the NPV of the remaining payments.


VII. SUCCESSORSHIP

          This Agreement in its entirety shall be binding upon and enforceable against the Company and its Successors.


VIII. NO DUPLICATION OF PAYMENTS

          Notwithstanding anything to the contrary which may be set forth elsewhere herein, under no circumstances is Employee or his beneficiary entitled to take benefits under more than any one article included in this Agreement.


IX.  EMPLOYEE CONDUCT WITH RESPECT TO COMPETITORS

     9.1 Employee agrees that he will not, without the prior written consent of the Company, directly or indirectly, whether as an employee, officer, director, independent contractor, consultant, stockholder, partner or otherwise, engage in or assist others to engage in or have any interest in any business which competes with the Company in any geographic area in which the Company markets or has marketed its products during the year preceding termination of DeBone's employment for the greater of:

          (a) the period during which Employee receives monthly payments under this Agreement; or

          (b) three (3) years following his receipt of a lump-sum payment hereunder.

     9.2 Notwithstanding anything to the contrary set forth elsewhere herein, stock ownership in a competing business shall not be a breach of this Agreement, provided such stock is traded on a national exchange.

     9.3 The Parties agree and acknowledge that the time, scope and geographic area and other provisions of this Agreement have been specifically negotiated by the Parties, and Employee specifically hereby agrees that such time, scope and geographic area and other provisions are reasonable under these circumstances. Employee further agrees that if, despite the express agreement of the Parties to this Agreement, a court should hold any portion of this Agreement unenforceable for any reason, the maximum restrictions of time, scope and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions herein which such court may find to be unreasonable or unenforceable.

     9.4 The Parties acknowledge that the breach of 10.1 will be such that the Company will not have an adequate remedy at law because the rights of the Company under this Agreement are of a specialized and unique character, and that immediate and irreparable damage will result to the Company if Employee breaches his obligations under 10.1. The Company may, in addition to any other remedies and damages available, seek an injunction in the courts of the State of West Virginia and the United States District Court for the Northern District of West Virginia to restrain any such breach. Employee represents and warrants that his expertise and capabilities are such that his obligations under 10.1 will not prevent him from earning a living.


X.   CONSULTING SERVICES

     10.1 During the five (5) year period beginning on the day following Employee's Retirement he shall, at the request of the Company, act in the capacity of a consultant for the Company, performing such services as may be consistent with those performed by him during his Employee's employment. These services may be designated by the President of the Company, or his authorized representative, and shall be reasonable in scope duration and frequency.



     10.2 The Company shall pay the Employee for such consulting services an hourly rate to be determined by the Parties at such time, but not less than one hundred fifty dollars ($150.00) per hour, payable monthly.

     10.3 In addition to the foregoing, the Company shall reimburse the Employee monthly for any and all out-of-pocket expenses incurred by the Employee directly for the benefit of the business of the Company.


XI.  ELIGIBILITY FOR PAYMENT

     11.1 Any and all payments due hereunder, may be denied if not already begun, or terminated if they have begun, if in the Company's sole judgment Employee is either not eligible for such payments, or once such payments have begun is found to be or found to have been ineligible.

     11.2 Employee shall not be eligible for any payments hereunder if the Company, in its sole discretion, finds that during or subsequent to his employment with the Company he:

          (a) breaches, or has breached any term, provision or obligation enumerated herein;

          (b)  committed any act by commission or omission which  materially and
               substantially   adversely  affects  the  Company's   business  or
               reputation; or

          (c) is convicted of any violation of the Federal Food, Drug and Cosmetic Act, or the violation of any other statute of material relevance to the Company's business.

     11.3 Should Employee be paid any benefits hereunder and thereafter be found ineligible, or to have been ineligible, he must return to the Company that portion of the benefit paid to him for the period of his ineligibility.


XII. RIGHT TO CONFER

     12.1 Employee shall have the right, but not the obligation to:

          (a) Confer with any Advisor of his choice prior to signing the Agreement; and

          (b) Provide his Advisors with a true and complete copy of the Agreement, and any other pertinent documents which may be of assistance to his Advisors.



     12.2 Should Employee decline the right to confer with his Advisors prior to executing this Agreement he shall execute an acknowledgement of same which shall then be incorporated herein by reference. (See Exhibit A)


XIII. NO PROMISE OF CONTINUED EMPLOYMENT

     13.1 Employee acknowledges his employment with the Company is AT-WILL.

     13.2 Nothing set forth herein shall constitute or be construed as a contract of employment except in so far as provided for under 13.1 hereof.


XIV. RESTRICTION OF ALIENABILITY

          Benefits payable to the Employee or beneficiary shall not be subject to assignment, transfer, attachment, execution, garnishment, sequestration, or any other seizure under any legal or equitable process, whether on account of the Employee's or beneficiary's act or by operation of the law.


XV.  CONTRACT ADMINISTRATOR

          The Director of Taxation and Accounting of the Company, or other officer of Mylan designated by the Executive Committee of the Company is hereby named the Contract Administrator for purposes of assuring compliance with the terms and conditions set forth herein.


XVI. MODIFICATION

          This Agreement may not be changed, amended or otherwise modified other than by a written statement; Provided, such statement is signed by both Parties, expresses their intent to change the Agreement, and specifically describes such changes.


XVII. HEADINGS

          Except when referenced in the body of this Agreement article headings are set forth herein for the purpose of convenience only. Such headings shall not be considered or otherwise referred to when any question or issue arises with respect to the application or interpretation of any term or condition set forth herein.


XVIII. COUNTERPARTS

          This Agreement may be executed in two or more counterparts, each of which is to be considered an original, and taken together as one and the same document.


XIX. GOVERNING LAW

          Any an all actions between the Parties regarding the interpretation or application of any term or provision set forth herein shall be governed by and interpreted in accordance with the substantive laws, and not the law of conflicts, of the State of West Virginia. The Company and Employee each do hereby respectively consent and agree that the courts of the State of West Virginia shall have jurisdiction, and venue shall properly lie with the courts of the State of West Virginia, with respect to any and all actions brought hereunder.

XX.  SINGULAR OR PLURAL

          The singular form of any noun or pronoun shall include the plural when the context in which such word is used is such that it is apparent the singular is intended to include the plural and vice versa.

XXI. ASSIGNMENT

          The Agreement may not be assigned by either Party, without the written authorization of the other Party. A Successor shall not be considered an assignee for purposes of this Article.


XXII. ENTIRE AGREEMENT

          The terms and conditions set forth herein contain the entire agreement between the Company and Employee, and supersede any and all prior agreements or understandings (whether express or implied) between the Parties with respect to the matters set forth herein.


XXIII. SURVIVAL

          Articles I, II, IX, X, XI, XIX, and XXIII shall survive any expiration or termination of this Agreement.

XXIV. TERM

          The term of this Agreement shall begin on the Effective Date and shall end on the date on which Mylan makes the last payment to which it is obligated hereunder.

          IN WITNESS of their agreement to the terms and conditions set forth herein the Company and Employee have caused the following signatures to be affixed hereto:


     MYLAN LABORATORIES INC.       John P. O'Donnell


     BY:________________________        BY:________________________


     TITLE:_____________________        DATE:______________________


     DATE:______________________

                         ACKNOWLEDGEMENT


          I, John P. O'Donnell, hereby acknowledge and understand that I have been given the opportunity to review and discuss the terms of the Agreement with an Advisor of my choice prior to signing the Agreement. I have decided that it is not necessary for me to discuss this matter with an Advisor, and therefore I decline the opportunity to do so.

          No one has discouraged me or otherwise attempted to influence me with regard to my decision to decline the opportunity to discuss this matter with my Advisors. My refusal of this offer is entirely my own and is made without any reservation or conditions whatsoever.



     WITNESSED BY:

     __________________  DATE:_________      BY:__________________ DATE:________

     __________________  DATE:_________